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                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                      OF

                     KANSAS CITY SOUTHERN INDUSTRIES, INC.

             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                 As amended and restated to September 17, 1998

                                   ARTICLE I

                           MEETINGS OF STOCKHOLDERS

        Section 1.  Place of Meetings. Meetings of stockholders for any purpose
                    -----------------
may be held at such time and place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of the meeting.

        Section 2.  Annual Meetings. The annual meeting of the stockholders, at
                    ---------------
which they shall elect directors and transact such other business as may properly be brought before the meeting, shall be held on the first Tuesday of May in each year unless the Board of Directors shall designate some other date therefor in April, May or June.

        To be properly brought before the meeting, business must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that in the event that the
                                   --------  -------
meeting is designated by the Board of Directors to be held at a date other than the first Tuesday in May and less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the notice by the stockholder must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and the name and address of record under which such stock is held and (iv) any material interest of the stockholder in such business.

        Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2 of Article 1; provided, however, that
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nothing in this Section 2 of Article I shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.
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        The Chairman of the annual meeting shall have the power to determine whether or not business was properly brought before the meeting in accordance with the provisions of this Section 2 of Article 1, and, if the Chairman should determine that any such business was not properly brought before the meeting, the Chairman shall so declare to the meeting and any such business shall not be transacted.

        Section 3.  Notice of Annual Meetings. Written notice of each annual
                    -------------------------
meeting of the stockholders stating the place, day and hour of the meeting, shall be given to each stockholder entitled to vote thereat, at least ten (10) days before the date of the meeting.

        Section 4.  Quorum. Except as otherwise required by statute, by the
                    ------
Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority in number of shares of the stock issued and outstanding and entitled to vote, shall constitute a quorum at all meetings of the stockholders. If, at any such meeting, such quorum shall not be present or represented, the stockholders present in person or by proxy shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally noticed.

        Section 5.  Voting. Each holder of shares of common stock and preferred
                    ------
stock shall be entitled to vote on the basis of one vote for each voting share held by him, except as provided in the Certificate of Incorporation and except that in elections for directors when the holders of the preferred stock do not have the right, voting as a class, to elect two directors, each holder of voting shares shall be entitled to as many votes as shall equal the number of shares which he is entitled to vote, multiplied by the number of directors to be elected and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as he may see fit.

        Section 6.  List of Stockholders Entitled to Vote. The Board of
                    -------------------------------------
Directors shall cause the officer who has charge of the stock ledger of the corporation to prepare and make, at least ten (10) days before every election of directors, a complete list of the stockholders entitled to vote at said election, arranged in alphabetical order, showing the address of and the number of shares of common stock and preferred stock registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city where the election is to be held, and which place be specified, at the place where said meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any stockholder who may be present.

        Section 7.  Inspectors. For each meeting of stockholders there may be
                    ----------
appointed by the Board of Directors or by the Chairman of the meeting three (3) inspectors of election. If any inspector shall fail or be unable to serve as inspector or for any reason be unable to complete his duties, an alternate inspector shall be appointed by the Board of Directors or the Chairman of the meeting. The inspectors of election shall examine and canvass the proxies and ballots, and make and submit a signed report of the votes cast at the meeting, which shall be entered at large upon the records.

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        Section 8.  Inspectors' Oath. An inspector, before he enters on the
                    ----------------
duties of his office, shall take and subscribe an oath substantially in the following form before any officer authorized by law to administer oaths:

               "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability."

        Section 9.  Special Meeting. Special meetings of the stockholders for
                    ---------------
any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President, or at the request in writing of a majority of the Board of Directors, by giving ten (10) days written notice thereof to the stockholders. Business transacted at any special meeting of the stockholders shall be limited to the purpose stated in the notice.

        Section 10. Organization. The Chairman of the Board of Directors, and in
                    ------------
his absence the Chief Executive Officer, the President or one of the Vice Presidents, shall call meetings of the stockholders to order and act as Chairman of such meeting. In the absence of all these officers, the Board of Directors may appoint a Chairman of the meeting. The Secretary of the Corporation shall act as secretary at all meetings of the shareholders; but the Board of Directors may designate an Assistant Secretary for that purpose before the meeting and, if no such designation shall have been made, then such designation may be made by the Chairman of the meeting. The conduct of any meeting of the stockholders shall be governed by such rules, regulations and procedures as the Chairman of the meeting, in his sole and exclusive discretion shall determine.

        Section 11. Stockholder Nomination of Directors. Not less than 45 days
                    -----------------------------------
nor more than 90 days prior to the date of any meeting of the stockholders at which directors are to be elected ("the Election Meeting") any stockholder who intends to make a nomination at the Election Meeting shall deliver a notice in writing (the "Stockholder's Notice") to the Secretary of the Corporation setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and address of the stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder and the name and address of record under which such stock is held; provided, however, that in the event that the Election Meeting is
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designated by the Board of Directors to be held at a date other than the first
Tuesday in May and less than 60 days' notice or prior public disclosure of the date of the Election Meeting is given or made to stockholders, to be timely, the Stockholder's Notice must be so delivered not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. The Stockholder's Notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. The Corporation may require any proposed nominee or stockholder proposing a nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a

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director of the Corporation or to properly complete any proxy or information statement used for the solicitation of proxies in connection with such Election Meeting.

                                  ARTICLE II

                              BOARD OF DIRECTORS

        Section 1.  General Powers. The general management of the business and
                    --------------
affairs and all the corporate powers of the Corporation shall be vested in and exercised by its Board of Directors which shall exercise all of the powers of the Corporation except such as are by statute, or by the Certificate of Incorporation or by these By-Laws, conferred upon or reserved to the stockholders. The directors shall act only as a Board and the individual directors shall have no power as such.

        Section 2.  Number, Term and Qualifications. The number of directors
                    -------------------------------
shall not be less than three nor more than eighteen, the exact number of directors to be determined from time to time by resolution adopted by a majority of the whole Board, and such exact number shall be eighteen until otherwise determined by resolution adopted by a majority of the whole Board. Directors need not be stockholders.

        The Board of Directors shall be divided into three classes as nearly equal in number as possible. At each annual meeting of stockholders, successors to directors of the class whose terms then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Notwithstanding the foregoing, whenever the holders of the preferred stock shall have the right, voting as a class, to elect two directors at the next annual meeting of stockholders, the terms of all directors shall expire at the next annual meeting of stockholders, and then and thereafter all directors shall be elected for a term of one year expiring at the succeeding annual meeting.

        From and after January 19, 1990, no person who has attained the age of 72 shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who shall attain the age of 72 during the term of directorship to which he was elected shall be eligible to serve the remainder of such term; provided, however, that any person, regardless of age, who, on January 19, 1990, is an incumbent director, shall be eligible to be nominated for election and to serve one (1) additional term.

        Section 3.  Election of Directors. Directors shall be elected at the
                    ---------------------
annual meetings of stockholders by ballot in the manner provided in these By-Laws and the Certificate of Incorporation.

        Section 4.  Newly Created Directorships and Vacancies. Newly created
                    -----------------------------------------
directorships and vacancies which shall occur in the Board of Directors because of death, resignation, disqualification or any other cause, may be filled by a majority of the directors then in office, though less than a quorum, pursuant to
Section 223 of the General Corporation Law of Delaware. Such directors may, by resolution, eliminate any vacant directorship thereby reducing the size of the whole Board of Directors but in no event shall the size of the Board of Directors
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be reduced to less than three directors. No decrease in the Board of Directors shall shorten the term of any incumbent directors.

        Section 5.  Resignations. Any director of the Corporation may resign at
                    ------------
any time by giving written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein. Unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 6.  Organization. The Board of Directors shall hold its
                    ------------
organizational meeting as soon as practicable after the Annual Meeting of Stockholders. The Chairman of the Board of Directors, or in his absence the President, shall preside at all meetings of the Board of Directors.

        Section 7.  Place of Meetings. The Board of Directors may hold its
                    -----------------
meetings, both regular and special, at such place or places, within or without the State of Delaware as determined by the Board of Directors.

        Section 8.  Regular Meetings. Regular meetings of the Board of Directors
                    ----------------
may be held without notice at such times and at such places as shall from time to time be determined by the Board of Directors.

        Section 9.  Special Meetings. Special meetings of the Board of Directors
                    ----------------
may be called at the request of the Chairman of the Board of Directors, the Executive Committee, or of the President, or of any three members of the Board of Directors. Notice of the time and place of such meeting shall be given either by mail to each director at least three (3) days before such meeting or personally, by telephone, or by telegram to each director at least twelve (12) hours before such meeting.

        Section 10. Quorum. A majority of the Board of Directors at a meeting
                    ------
duly assembled shall be necessary to constitute a quorum for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be present, without notice other than by announcement at the meeting.

        Section 11. Report to Stockholders. The President and Board of Directors
                    ----------------------
shall make a report or statement of the affairs of the Corporation at each regular annual meeting of the stockholders subsequent to the first annual meeting.

        Section 12. Compensation. The directors may receive reasonable fees to
                    ------------
be determined from time to time by the Board of Directors for services actually performed in attending meetings and for other services actually performed and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. A director who is, at the same time, an officer or employee of the Corporation or of any subsidiary or affiliate, shall not be entitled to receive any compensation or fee for service as a director or as a member of any committee of the Board of Directors.

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        Section 13. Consent of Directors in Lieu of Meeting. Unless otherwise
                    ---------------------------------------
restricted by the Certificate of Incorporation or By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or Directors or Committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or Committee.

                                  ARTICLE III

                                  COMMITTEES

        Section 1.  Executive Committee: Organization and Powers. There shall be
                    --------------------------------------------
an Executive Committee to consist of the Chairman of the Board of Directors, the Chief Executive Officer and two (2) or more non-officer directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors. The Board of Directors shall elect the members of the Executive Committee by vote of a majority of the whole Board of Directors and one member of the Executive Committee shall be elected as Chairman by the vote of a majority of the whole Board of Directors. The members of the Executive Committee shall be elected annually at the Board's organizational meeting or as soon as thereafter as possible.

        When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation in all cases in which specific directions shall not have been given by the Board of Directors including, but not limited to, the power to declare dividends on the common and preferred stock of the Corporation, and to authorize the seal of the Corporation to be affixed to all papers which may require it. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.

        The Executive Committee shall have full power to act as the Nominating Committee, which, when acting as such, shall have the power and duty to make recommendations to the Board of Directors as to suitable nominees for election to the Board of Directors by the stockholders or by the remaining members of the Board of Directors, to fill newly created directorships and to fill any vacancies which shall occur.

        When acting as the Nominating Committee, it shall have the power to meet with and consider suggestions from such other members of the Board of Directors, stockholders, members of management, consultants and other persons, firms or corporations as they deem necessary or advisable in the premises to assist them in making such recommendations.

        The Chief Executive Officer shall not be eligible to vote upon any matter coming before the Committee when acting as the Nominating Committee.

        Section 2.  Compensation and Organization Committee: Organization and
                    ---------------------------------------------------------
Powers. There shall be a Compensation and Organization Committee to consist of
------
three (3) or more non-officer directors, the number of which being fixed from time to time by resolution adopted by a majority vote of the whole Board of Directors, each of whom shall be a "disinterested person" within the meaning ascribed thereto under Rule 16b-3 promulgated under the Securities

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Exchange Act of 1934 as amended from time to time and interpreted by the
Securities and Exchange Commission. The Board of Directors shall elect the members of the Compensation and Organization Committee by vote of a majority of the whole Board of Directors, and one member of the Compensation and Organization Committee shall be elected its Chairman by the vote of a majority of the whole Board of Directors. The members of the Compensation and Organization committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible.

        The Compensation and Organization Committee shall have the power: to authorize and determine all salaries for the officers and supervisory employees of the Corporation and subsidiary companies as may be prescribed from time to time by resolution adopted by the Board of Directors; to administer the incentive compensation plans of the Corporation, The Kansas City Southern Railway Company and the other subsidiaries of the Corporation in accordance with the powers and authority granted in such plans; and to determine any incentive allowances to be made to officers and staff of the Corporation and its subsidiaries. The Compensation and Organization Committee shall have the power to administer the Employee Stock Purchase Plan of the Corporation under which eligible employees of the Corporation and its subsidiaries and affiliates are permitted to subscribe to and to purchase shares of the Corporation common stock through payroll deductions.

        The Compensation and Organization Committee shall have full power: to act as the Stock Option Plan Committee to construe and interpret any stock option plan or similar plan of the Corporation and all options, stock appreciation rights and limited rights granted under this plan or any other plan; to determine the terms and provisions of the respective option agreements, including such terms and provisions as, in the judgement of the Committee, are necessary or desirable to qualify any of the options as "incentive stock options"; to establish and amend rules for its administration; to grant options, stock appreciation rights and limited rights under any stock option plan of the Corporation; to determine and designate the recipients of options, stock appreciation rights and limited rights; to determine and designate the dates that options, stock appreciation rights and limited rights are granted; to determine and designate the number of shares subject to options, stock appreciation rights and limited rights; to determine and designate the option prices and option periods; and to correct any defect or supply any omission or reconcile any inconsistency in any stock option plan of the Corporation or in any option, stock appreciation right or limited right to the extent the Committee deems desirable to carry any stock option plan or any option, stock appreciation right or limited right into effect.

        The Compensation and Organization Committee shall also have the power: to review the consolidated earnings of the Corporation and to make recommendations to the Board of Directors with respect to the allocation of funds to the Corporation's Profit Sharing Plan; and to review the results of the investment program of the Profit Sharing Plan and make reports thereof to the Board of Directors.

        The Compensation and Organization Committee shall also have the power and duty to initiate, review and approve succession plans and major organizational plans and changes within the Corporation and its subsidiaries.

        Section 3.  Audit Committee: Organization and Powers. There shall be an
                    ----------------------------------------
Audit Committee to consist of three (3) or more non-officer directors, the number of which being fixed

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from time to time by resolution adopted by a majority vote of the whole Board of
Directors. The Board of Directors shall elect the members of the Audit Committee by vote of a majority of the whole Board of Directors and one member of the Audit Committee shall be elected as Chairman by a vote of a majority of the whole Board of Directors. The members of the Audit Committee shall be appointed by the Board of Directors to serve staggered three-year terms.

        The Audit Committee shall have the power and the duty to meet with and consider suggestions from members of management and of the Corporation's internal audit staff, as well as with the Corporation's independent accountants, concerning the financial operations of the Corporation. The Audit Committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services.

        Section 4.  Rules, Records and Reports. The Committees may make and
                    --------------------------
adopt such rules and regulations governing their proceedings as they may deem proper and which are consistent with the statutes of the State of Delaware, the Certificate of Incorporation and By-Laws. The committees shall keep a full and accurate record of all their acts and proceedings and report the same from time to time to the Board of Directors.

        Section 5.  Meetings. Regular meetings of the committees shall be held
                    --------
at such times and at such places as from time to time may be fixed by the committees. Special meetings of the committees may be held at such other times as may in the judgement of the Chairman or, he being absent, in the judgement of a member, be necessary. Notice of regular meetings need not be given. Notice of special meetings shall be given to each member by mail not less than three (3) days before the meeting or personally, by telephone or telegram to each member not less than twelve (12) hours before the meeting, unless the Chairman of the committee, or a member acting in that capacity in his absence, shall deem a shorter notice expedient.

        Section 6.  Quorum. A majority of members of a committee shall
                    ------
constitute a quorum for the transaction of business and the act of a majority of those present shall be the act of the committee (except with respect to the Compensation and Organization Committee, in which any act of the Compensation and Organization Committee when acting as the Stock Option Plan Committee under any stock option plan, must be authorized and approved by at least (3) members).

        Section 7.  Subcommittees. A committee may appoint such subcommittees as
                    -------------
it shall deem necessary.

        Section 8.  Vacancies. Any vacancy in a committee shall be filled by a
                    ---------
majority of the whole Board of Directors.

        Section 9.  Substitute Members. Whenever at any time a member of any
                    ------------------
committee shall be absent from a meeting of that committee and it shall be necessary in order to constitute a quorum or, for other reason, it may be deemed expedient or desirable, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously designate a director (subject to the eligibility requirements set forth in Sections 2, 3, and 4 above) to serve and act in his stead; and in the event that the absence of a committee member shall be prolonged, such substitute member may,

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subject to the approval of the committee, continue to act for the term of its duration. A director so designated shall rank as a duly qualified member of the committee during incumbency, and shall be entitled to participate in its deliberations with the same force and effect as if elected in the manner herein elsewhere provided.

        Section 10. Compensation. Subject to the provisions of Section 12 of
                    ------------
Article II of these By-Laws, each member of any committee may receive a reasonable fee to be fixed by the Board of Directors for services actually performed in attending meetings, and for other services actually performed, and shall receive expenses of attendance, if any actually incurred by him for attendance at any meeting of the committee.

                                  ARTICLE IV

                        OFFICERS, AGENTS AND EMPLOYEES

        Section 1.  Election of Officers. The Board of Directors at its annual
                    --------------------
organizational meeting, shall elect a Chairman of the Board of Directors and President of the Corporation, who shall be a member of the Board of Directors. The Board of Directors may elect a Chief Executive Officer and a Chief Operating Officer who shall be members of the Board of Directors.

        Section 2.  Vice Presidents. The Board of Directors may, in its
                    ---------------
discretion, appoint an Executive Vice President and one or more additional Vice Presidents.

        Section 3.  Other Officers. The Board of Directors shall appoint a
                    --------------
Secretary, a Treasurer, a General Counsel and Comptroller. The Board of Directors may also appoint one or more Assistant Secretaries, and one or more Assistant Treasurers.

        Section 4.  Powers, Duties and Responsibilities. The powers, duties and
                    -----------------------------------
responsibilities of the officers and employees of the Corporation, which are not prescribed by statute, by the Certificate of Incorporation or by these By-Laws, shall be defined in rules or regulations which may be adopted and from time to time modified or changed by the Board of Directors.

        Section 5.  Vacancies. The Board of Directors shall, as soon as
                    ---------
practicable, fill any vacancy in the office of Chairman of the Board of Directors or President. Any vacancy in any other office may be filled temporarily by the Chairman of the Board of Directors or the President. In case of temporary incapacity or absence of any of the officers, the Chairman of the Board of Directors, or the President, may make an appointment pro tem and confer on such appointee full power and authority to act in place of any of said officers or appointees so temporarily incapacitated or absent; but such appointment shall be subject to change by the Board of Directors or by the Executive Committee at any regular or special meeting.

        Section 6.  Absence from Duty. No officer or employee of the Corporation
                    -----------------
shall be absent from duty without the consent of the President or the head of the department in which he is employed.

        Section 7.  Resignations. Any officer may resign at any time giving
                    ------------
written notice to the President or to the Secretary of the Corporation. Such resignation shall take effect at the date of

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the receipt of such notice, or at any later time specified therein and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.

        Section 8.  Removals. All officers and agents of the Corporation shall
                    --------
be subject to removal at any time by the affirmative vote of a majority of the members of the Board of Directors present at any meeting. All officers and employees not appointed by the Board of Directors shall hold their offices at the discretion of the Executive Committee or of the officer appointing them.

        Section 9.  Term of Office. The officers of the Corporation shall hold
                    --------------
office for one year and until their successors shall have been duly elected or appointed and qualified, or until they shall die, resign or be removed.

        Section 10. Salaries. The salaries of officers elected or appointed by
                    --------
the Board of Directors or by the Executive Committee, shall be fixed by the Compensation and Organization Committee. The salaries of all other officers and employees shall be fixed by the President, or by the heads of departments subject to the approval of the President; and the compensation of all officers and employees shall be subject to the control of the Board of Directors or of the Compensation and Organization Committee.

        No special compensation shall be paid to any officer or employee unless authorized by the Board of Directors, the Executive Committee or the Compensation and Organization Committee.

                      CHAIRMAN OF THE BOARD OF DIRECTORS

        Section 11. Duties. The Chairman of the Board of Directors shall preside
                    ------
at all meetings of the Stockholders and the Board of Directors at which he is present and perform such other duties as the Board of Directors may prescribe. In his absence, the President shall discharge the duties of the Chairman of the Board of Directors.

                      CHAIRMAN OF THE EXECUTIVE COMMITTEE

        Section 12. Duties.  The Chairman of the Executive Committee shall
                    ------
preside at all meetings of the Executive Committee. In the absence of the Chairman of the Executive Committee, his duties shall be discharged by the President.

                                   PRESIDENT

        Section 13. General Powers and Duties. The President shall have the
                    -------------------------
general care, supervision and control of the Corporation's business and operation in all departments under control of the Board of Directors. The President shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe and shall perform such other duties as are incidental to the office of President. In the absence or incapacity of the Chairman of the Board of Directors, he shall preside at all meetings of the Board of Directors and stockholders.

        Section 14. Appointments. Except as otherwise provided by statute, the
                    ------------
Certificate of Incorporation, or these By-Laws, the President may appoint such additional officers and may

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employ such persons as he shall deem necessary for the proper management of the business and property of the Corporation.

                                VICE PRESIDENTS

        Section 15. Powers and Duties. The Vice Presidents shall have such
                    -----------------
powers and perform such duties as shall from time to time be conferred and prescribed by the Board of Directors or by the Executive Committee. The Executive Vice President shall, however, be the ranking officer in the affairs of the Corporation next below the President.

                                   SECRETARY

        Section 16. Duties. The Secretary, or, in his absence, an Assistant
                    ------
Secretary, shall attend all meetings of the stockholders, of the Board of Directors and of the Executive Committee, and shall record their proceedings. He shall report to the Board of Directors and the Executive Committee and through the respective Chairman.

        Section 17. Notice of Meetings. The Secretary shall give due notice of
                    ------------------
all meetings of the stockholders and of the Board of Directors and of the Executive Committee, where such notice is required by law, by the Certificate of Incorporation, by these By-Laws, by the Board of Directors or by the Executive Committee.

        Section 18. Custody of Seal, Etc. The Secretary shall be custodian of
                    --------------------
the seal of the Corporation and of its records, and of such papers and documents as may be committed to his care by the Board of Directors or of the Executive Committee. He shall have power to affix the seal of the Corporation to instruments to which the same is authorized to be affixed by the Board of Directors or by the Executive Committee, and shall have power to attest the same. He shall perform such other duties as may be assigned to him by the Chairman of the Board of Directors, the President, the Board of Directors or the Executive Committee, or as may be prescribed in the rules or regulations to be adopted by the Board of Directors.

        Section 19. Duties of Assistant Secretaries. The Assistant Secretary or
                    -------------------------------
Secretaries shall perform such duties as may be assigned to him or them by the Board of Directors or by the Executive Committee or the President, or as may be prescribed in the rules or regulations, if any, to be adopted by the Board of Directors or the Executive Committee; and, when authorized by the Board of Directors or by the Executive Committee, he or they shall have the power to affix the corporate seal to instruments and to attest the same, and to sign the certificates of stock of the Corporation.

                                   TREASURER

        Section 20. Duties. The Treasurer, either in person or through competent
                    ------
and faithful assistants, shall receive, keep and disburse all moneys, belonging or coming to the Corporation; he shall keep regular, true and full accounts of all receipts and disbursements, and make detailed reports of the same to the President, to the Board of Directors or to the Executive Committee, through the Chairman of said Board of Directors or Committee, as and when required.

        Section 21. Other Duties.  The Treasurer  shall  perform such other
                    ------------
duties in connection with the administration of the financial affairs of the Corporation as the Board of Directors or the

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Executive Committee shall assign to him or as may be prescribed in the rules or regulations to be adopted by the Board of Directors or the Executive Committee. The Treasurer shall give bond in such amount as shall be required by the Board of Directors or by the Executive Committee. Any Assistant Treasurer appointed pursuant to the provisions of these By-Laws shall also give bond in such amount as shall be required by the Board of Directors or by the Executive Committee.

                                GENERAL COUNSEL

        Section 22. Duties. The General Counsel shall render such legal services
                    ------
and perform such duties as the Board of Directors, Executive Committee, Chairman of the Board of Directors, President or other elected or appointed officer may request from time to time.

                                  COMPTROLLER

        Section 23. Duties. The Comptroller shall have charge of the Accounting
                    ------
Department. He shall have the supervision and management of all accounts of the Corporation, and shall prescribe, enforce and maintain the system of bookkeeping, and the books, blanks, etc., for keeping the accounts of the Corporation. He shall have the cooperation of all departments. He shall keep regular sets of books, showing a complete record of the general business transactions of the Corporation, and for that purpose shall receive from the Treasurer, Assistant Treasurers and agents of the Corporation such daily or other reports of receipts and disbursements as he may require.

        Section 24. Custody of Contracts. The Comptroller shall have the
                    --------------------
custody of all written contracts and other similar written instruments to which the Corporation is a party.

        Section 25. Statements by Comptroller. The Comptroller shall render such
                    -------------------------
statements of the affairs of the Corporation, shown by his books and records, as may be required for the information of the Board of Directors or of the Executive Committee, and shall by proper distribution and classification of the accounts under his charge, be prepared to furnish such reports as may be required by the Chairman of the Board of Directors, the President, the Board of Directors, and the Executive Committee, or any state or federal official.

                                   ARTICLE V

                             CERTIFICATE OF STOCK

        Section 1.  Provision for Issue, Transfer and Registration. The Board of
                    ----------------------------------------------
Directors shall provide for the issue, transfer and registration of the capital stock of the Corporation in the City of New York or elsewhere, and for that purpose may appoint the necessary officers, transfer agents and registrars of transfers.

        Section 2.  Certificates of Stock. Every holder of stock in the
                    ---------------------
Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned.

        Section 3.  Facsimile Signatures of Certificates. The signature of any
                    ------------------------------------
officer, transfer agent, or registrar on a certificate for shares of the Corporation may be facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation. Record shall be kept by the Transfer Agent of the number of each certificate, the date thereof, the name of the person owning the shares represented thereby, and the number of shares. Every certificate surrendered to the Corporation for transfer or otherwise in exchange for a new certificate shall be canceled by perforation or otherwise with the date of cancellation indicated thereon.

        Section 4.  Transfer of Stock. Transfer of stock of the capital stock of
                    -----------------
the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Transfer Agent of the Corporation, and on surrender for cancellation of the certificate or certificates for such shares. A person in whose name shares of stock stand on the books of the Corporation and no one else shall be deemed the owner thereof as regards the Corporation.

        Section 5.  Registrar and Transfer Agent. The Corporation shall at all
                    ----------------------------
times maintain a registrar, which shall in every case be a bank or trust company, and a transfer agent, to be appointed by the Board of Directors, in accordance with the requirements of the New York Stock Exchange, and registration and transfer of the Corporation's stock certificates shall be in accordance with the rules and regulations of said stock exchange. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

        Section 6.  Closing of Transfer Books; Record Date. The Board of
                    --------------------------------------
Directors may close the stock transfer books of the Corporation for a period not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock and, in such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                  ARTICLE VI

                                     SEAL

        Section 1. The authorized seal shall have inscribed thereon the name of the Corporation, the year of incorporation and the name of the state of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

                                  ARTICLE VII

                                  FISCAL YEAR

        Section 1. The fiscal year of the Corporation shall commence on the first day of January of each year.

                                 ARTICLE VIII

                                    NOTICES

        Section 1.  Form of Notice. Where notice, other than by publication, is
                    --------------
required to be given by Delaware law, the Certificate of Incorporation or By-Laws, notice to directors and stockholders shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such directors or stockholders at such address as appears on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors may also be given personally, by telephone, by telegram or in such other manner as may be provided in these By-Laws.

        Section 2.  Waiver of Notice. Whenever any notice is required to be
                    ----------------
given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent thereto.

                                  ARTICLE IX

                 INDEMNIFICATION, AMENDMENTS AND MISCELLANEOUS

        Section 1.  Indemnification. Each person who, at any time is, or shall
                    ---------------
have been, a director, officer, employee or agent of the Corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director, officer, employee or agent of the Corporation, or served at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expense (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding to the full extent provided under
Section 145 of the General Corporation Law of the State of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director, officer, employee or agent may be entitled, under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 2.  Amendments. These By-Laws may be altered, amended or
                    ----------
repealed by a vote of a majority of the whole Board of Directors at any meeting of the Board of Directors. The Board of Directors in its discretion may, but need not, submit any proposed alteration, amendment or repeal of the By-Laws to the stockholders at any regular or special meeting of the stockholders for their adoption or rejection; provided notice of the proposed alteration, amendment or repeal be contained in the notice of such stockholders' meeting.

        Section 3.  Proxies. Unless otherwise provided by resolution of the
                    -------
Board of Directors, the President or, in his absence or disability, a Vice President, from time to time in the name and on behalf of the Corporation: may appoint an attorney or attorneys, agent or agents of the Corporation (who may be or include himself), in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations or to consent in writing to any action by such other corporation; may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent; and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal all such written proxies or other instruments as may be necessary or proper to evidence the appointment of such attorneys and agents.